Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-133095) and related Prospectus of The PMI Group, Inc. for the shelf registration of securities with an initial aggregate offering price of up to $850,000,000 and to the incorporation by reference therein of our reports dated March 16, 2008 (except for Notes 18 and 22, as to which the date is January 23, 2009), with respect to the consolidated financial statements, March 16, 2008 (except for Note G, as to which the date is January 23, 2009), with respect to the schedules, and March 16, 2008, with respect to the effectiveness of internal control over financial reporting of The PMI Group, Inc. for the year ended December 31, 2007 included in its Form 8-K, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement of our report dated March 16, 2008, with respect to the consolidated financial statements of PMI Mortgage Insurance Ltd and Subsidiaries included as Exhibit 99.1 in the PMI Group, Inc’s Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Los Angeles, California

January 23, 2009

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and incorporation by reference in the Registration Statement (Form S-3) and in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-133095) related to The PMI Group, Inc.’s shelf registration of securities with an initial aggregate offering price of up to $850,000,000 of our report dated March 14, 2008, except for Note 25, as to which the date is March 25, 2008, with respect to the consolidated financial statements of FGIC Corporation and Subsidiaries included as Exhibit 99.2 in the Amendment No. 1 to The PMI Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

New York, NY

January 26, 2009